                                                                               .
                                                                               .
                                                                               .

                                                                     EXHIBIT 5.1

                             BASS, BERRY & SIMS PLC
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

       KNOXVILLE OFFICE                                                           DOWNTOWN OFFICE:
900 SOUTH GAY STREET, SUITE 1700              REPLY TO:                            AMSOUTH CENTER
       KNOXVILLE, TN 37902                AMSOUTH CENTER                  315 DEADERICK STREET, SUITE 2700
         (865) 521-6200            315 DEADERICK STREET, SUITE 2700           NASHVILLE, TN 37238-3001
                                     NASHVILLE, TN 37238-0002                      (615) 742-6200
       MEMPHIS OFFICE                     (615) 742-6200
 THE TOWER AT PEABODY PLACE                                                    MUSIC ROW OFFICE:
 100 PEABODY PLACE, SUITE 950             www.bassberry.com                    29 MUSIC SQUARE EAST
    MEMPHIS, TN 38103-2625                                                  NASHVILLE, TN 37203-4322
       (901) 543-5900                                                             (615) 255-6161

                                  July 13, 2005

Mountain National Bancshares, Inc.
300 East Main Street
Sevierville, Tennessee 37862

         Re: Registration Statement on Form S-3

Dear Ladies and Gentlemen:

      We have acted as your counsel in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed by you with the Securities and Exchange Commission on July 13, 2005, with respect to the registration of up to 416,500 shares (the "Shares") of common stock, par value $1.00 per share (the "Common Stock") of Mountain National Bancshares, Inc., a Tennessee corporation (the "Company").

      In connection with this opinion, we have examined and relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

      Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the Shares, when issued, delivered and paid for as set forth in the Registration Statement (after the Registration Statement is declared effective), will be validly issued, fully paid and nonassessable.

      We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement.

                                                Sincerely,

                                                /s/ Bass, Berry & Sims PLC